SigmaTron International, Inc.

October 31, 2016

EXHIBIT 32.2

Certification by the Principal Financial Officer of

SigmaTron International, Inc.

Pursuant to Rule 13a-14(b) under the Exchange Act and

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

I, Linda K. Frauendorfer, am Chief Financial Officer, Secretary and Treasurer of SigmaTron International, Inc. (the “Company”).

This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2016 (the “Report”).

I hereby certify that to the best of my knowledge:

(a)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and

(b)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  December 12, 2016

/s/ Linda K. Frauendorfer

Linda K. Frauendorfer

Chief Financial Officer, Secretary and

Treasurer of SigmaTron International, Inc.